Exhibit 99.1

Energy Focus, Inc. Reports First Quarter 2026 Financial Results

SOLON, Ohio, May 12, 2026 -- Energy Focus, Inc. (NASDAQ: EFOI) (the “Company” or “Energy Focus”), a leader in sustainable, energy-efficient lighting and control system products for the commercial market and military maritime market (“MMM”) , today announced its financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights:

•Net sales of $0.9 million increased to 54.1% compared to the first quarter of 2025, reflecting an increase of $0.2 million, or 52.1% in military sales, and an increase of $0.1 million, or 56.7% in commercial sales, year-over-year. Sequentially, net sales decreased by 2.7%, primarily due to minor fluctuations in military and commercial sales, both of which remained substantially stable compared to the fourth quarter of 2025. The increase in MMM products sales was driven by improved demand compared to the first quarter of 2025, which was impacted by reduced military procurement activity associated with the U.S. election cycle. The increase in commercial sales was primarily attributable to higher sales volume, partially offset by inflationary pressures and market-adjusted pricing.

•Gross profit margin decreased to 23.3%, down from 31.5% in the first quarter of 2025. The decline was primarily due to an increase in inventory reserves and lower variable margins, such as tariff impacts. Sequentially, gross profit margin improved compared to 18.9% in the fourth quarter of 2025, primarily due to a decrease in inventory reserves and lower warranty costs.

•Loss from operations of $0.1 million, an improvement compared to a loss from operations of $0.3 million in the first quarter of 2025 and a loss of $0.4 million in the fourth quarter of 2025.

•Net loss of $0.1 million, or $(0.02) per basic and diluted share of common stock, compared to a net loss of $0.3 million, or $(0.05) per basic and diluted share of common stock, in the first quarter of 2025. In the fourth quarter of 2025, net loss was $0.4 million, or $(0.06) per basic and diluted share of common stock.

•Cash of $1.1 million as of March 31, 2026, unchanged from of $1.1 million as of December 31, 2025. There has been no significant change in cash balance during the period.

“In review of our plans for 2026, we will continue our steadfast pursuit of being the most dependable supplier and partner for our customers, while advancing our expansion into energy infrastructure and related growth markets,” said Chiao-Chieh (Jay) Huang, Chief Executive Officer of Energy Focus. “Our recently announced investment in Japan marks a meaningful milestone in Energy Focus’ evolution and reflects our confidence in the long-term opportunity within Japan’s energy storage and power regulation markets.”

“As part of our growth strategy, we intend to use this project as a springboard to support further expansion across Japan and the broader Asia-Pacific region, subject to market conditions and successful project execution. We continue to see growing demand for Energy Storage Systems (“ESS”), AI data center Uninterruptible Power Supply (“UPS”) solutions, and microgrid developments, and we believe these markets present meaningful opportunities for growth. This project not only demonstrates the strength of our technology and partners but also establishes a platform that we believe can support future expansion. As we continue to build out this energy platform, we believe it can contribute to stronger revenue diversification, improved cash flow visibility, and long-term value creation for our shareholders.”

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“While we are encouraged by the opportunities in Japan and other emerging energy infrastructure markets, our ability to execute these plans depends on securing additional capital, navigating geopolitical and regulatory challenges, and maintaining stable demand in our military and commercial markets. There can be no assurance that we will obtain funding on acceptable terms or that these initiatives will achieve the anticipated results, particularly in light of our current liquidity constraints and the impact of global economic conditions. For further details regarding our liquidity situation, please refer to our Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the Securities and Exchange Commission.”

First Quarter 2026 Financial Results:
Net sales for the first quarter of 2026 totaled $0.9 million, an increase of $0.3 million, or 54.1%, compared to $0.6 million in the first quarter of 2025. The increase was primarily driven by an increase in MMM product sales of $0.2 million, or 52.1%, and an increase in commercial sales of $0.1 million, or 56.7%. The increase in net sales was primarily driven by improved demand and higher sales volume across both MMM and commercial product lines, partially offset by inflationary pressures and market-adjusted pricing.

Gross profit margin for the first quarter of 2026 was $0.2 million, or 23.3% of net sales, compared to $0.2 million, or 31.5% of net sales, in the first quarter of 2025. The year-over-year decrease in gross profit margin was primarily driven by an increase in inventory reserves and tariff impacts.

Gross profit for the first quarter of 2026 was $0.2 million, or 23.3% of net sales, compared to $0.2 million, or 18.9% of net sales, in the fourth quarter of 2025. The quarter-over-quarter improvement in gross profit margin was primarily due to a decrease in inventory reserves and warranty costs.

Adjusted gross margin, as defined under “Non-GAAP Measures” below, was 31.0% for the first quarter of 2026, compared to 33.8% in the first quarter of 2025. The decrease was primarily due to lower variable margins, such as tariff impacts. Sequentially, this is comparable to an adjusted gross margin of 29.9% in the fourth quarter of 2025.

Operating loss for the first quarter of 2026 was $0.1 million, and an improvement of $0.3 million from a loss of $0.4 million in the fourth quarter of 2025. Net loss for the first quarter of 2026 was $0.1 million, or $(0.02) per basic and diluted share of common stock, compared to a net loss of $0.3 million, or $(0.05) per basic and diluted share of common stock, in the first quarter of 2025. Sequentially, this compares with a net loss of $0.4 million, or $(0.06) per basic and diluted share of common stock, in the fourth quarter of 2025.

Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of $0.1 million for the first quarter of 2026, compared to a loss of $0.3 million in the first quarter of 2025 and a loss of $0.2 million in the fourth quarter of 2025. The improved adjusted EBITDA loss in the first quarter of 2026, compared to the first quarter of 2025, was primarily driven by a reduction in operating costs.

Net cash provided by operating activities was $0.1 million for the three months ended March 31, 2026. The net loss for the period was $0.1 million, adjusted for non-cash items, including depreciation and amortization, stock-based compensation, provisions for inventory, warranty, accounts receivable reserves and working capital changes. During the three months ended March 31, 2026, major changes included $0.1 million in cash generated from collections of accounts receivable and a $0.9 million change in related party accounts payable due to timing of inventory receipts and payments, which was partially offset by $0.8 million change in inventory.

About Energy Focus
Energy Focus is a leader in energy-efficient light-emitting diode (“LED”) lighting and energy infrastructure solutions. As the creator of the first flicker-free LED lamps, Energy Focus develops high quality LED lighting products and controls that provide extensive energy and maintenance savings, as well as aesthetics, safety, health and sustainability benefits
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

over conventional lighting. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com. The Company routinely posts important updates on its website.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our expansion initiatives in new geographic markets, our growth initiatives in energy infrastructure and new product sectors, our expectations regarding new partnerships and customer relationships, demand recovery in military and commercial markets, product development strategy, and future performance. Important factors that could cause actual results to differ materially include our need for additional financing to continue operations and substantial doubt about our ability to continue as a going concern, dependence on private placements with related parties and resulting shareholder dilution, reliance on a limited number of customers including dependence on single large projects, dependence on military maritime customers and ongoing federal budget uncertainties, risks associated with expansion in new geographic markets where we lack established presence, early stage of new customer relationships with no assurance of long-term partnerships or material revenue, uncertainty regarding whether new product initiatives will achieve market acceptance or generate meaningful revenue, global trade policies including tariffs that could materially increase costs, reliance on related party suppliers and global supply chain disruptions, elevated inventory reserves, ability to compete against companies with greater resources, significant expense fluctuations, ability to comply with government contracting laws and regulations, and other risks detailed in our filings with the Securities and Exchange Commission. The forward-looking statements made in this press release speak only as of the date of this press release, and we undertake no obligation to update these statements except as required by law.
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Investor Contact:
Chiao Chieh (Jay) Huang
Chief Executive Officer
(800) 327-7877
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except per share data)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash	$1,126	$1,064
Trade accounts receivable, less allowances of $17 and $33, respectively	487	526
Inventories, net	3,694	2,930
Prepayments to vendors	15	3
Prepaid and other current assets	211	126
Total current assets	5,533	4,649

Property and equipment, net	89	97
Operating lease, right-of-use asset	175	207
Advance for investment in joint venture	155	156
Total assets	$5,952	$5,109

LIABILITIES
Current liabilities:
Accounts payable	$162	$158
Accounts payable - related party	1,314	386
Accrued liabilities	136	56
Accrued legal and professional fees	71	44
Accrued payroll and related benefits	52	47
Accrued sales commissions	1	1
Accrued warranty reserve	62	91
Operating lease liabilities	145	139
Total current liabilities	1,943	922

(continued on next page)

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except per share data)

	March 31, 2026	December 31, 2025
	(Unaudited)
Operating lease liabilities, net of current portion	40	78
Total liabilities	1,983	1,000

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.0001 per share:
Authorized: 5,000,000 shares (3,300,000 shares designated as Series A Convertible Preferred Stock) as of March 31, 2026 and December 31, 2025
Issued and outstanding: 876,447 as of March 31, 2026 and December 31, 2025	—	—
Common stock, par value $0.0001 per share:
Authorized: 50,000,000 shares as of March 31, 2026 and December 31, 2025
Issued and outstanding: 6,303,433 as of March 31, 2026 and 6,306,433 as of December 31, 2025	1	1
Additional paid-in capital	160,035	160,035
Accumulated other comprehensive loss	(3)	(3)
Accumulated deficit	(156,064)	(155,924)
Total stockholders' equity	3,969	4,109
Total liabilities and stockholders' equity	$5,952	$5,109
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Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net sales	$949	$975	$616
Cost of sales	728	791	422
Gross profit	221	184	194

Operating expenses:
Product development	76	206	50
Selling, general, and administrative	286	335	412
Total operating expenses	362	541	462
Loss from operations	(141)	(357)	(268)

Other expenses (income):
Interest income	(1)	(1)	—
Gain on partial lease termination	—	(2)	—
Other expenses	—	2	—
Net loss	$(140)	$(356)	$(268)

Net loss per common share - basic and diluted
Net loss	$(0.02)	$(0.06)	$(0.05)

Weighted average shares of common stock outstanding:
Basic and diluted	6,248	5,553	5,266

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Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Cash flows from operating activities:
Net loss	$(140)	$(356)	$(268)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Foreign exchange loss	6	19	—
Gain on partial lease termination	—	(2)	—
Depreciation	8	9	9
Stock-based compensation	—	125	(4)
Provision for credit losses and sales return	(17)	(8)	(7)
Provision for slow-moving and obsolete inventories	73	108	14
Provision for warranties	(29)	4	(33)
Changes in operating assets and liabilities:
Accounts receivable	58	147	223
Inventories	(837)	(26)	16
Prepayments to vendors	(12)	17	(213)
Prepaid and other assets	(85)	65	16
Accounts payable	4	(142)	(63)
Accounts payable - related party	928	(616)	43
Accrued and other liabilities	112	(204)	(5)
Right of use assets and lease liabilities	—	(2)	—
Total adjustments	209	(506)	(4)
Net cash provided by (used in) operating activities	69	(862)	(272)
Cash flows from investing activities:
Acquisitions of property and equipment	—	—	(5)
Advance for investment in joint venture	—	(156)	—
Net cash used in investing activities	—	(156)	(5)

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Condensed Consolidated Statements of Cash Flows – continued
(unaudited)
(in thousands)

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Cash flows from financing activities:
Issuance of common stock	—	1,200	200
Net cash provided by financing activities	—	1,200	200

Effect of exchange rate changes on cash	(7)	(15)	—

Net increase (decrease) in cash	62	167	(77)
Cash beginning of period	1,064	897	565
Cash end of period	$1,126	$1,064	$488

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Sales by Product
(unaudited)
(in thousands)

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net sales:
Commercial products	$318	$358	$203
MMM products	628	607	413
Setup service	3	10	—
Total net sales	$949	$975	$616

Non-GAAP Measures
In addition to the results in this release that are presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), we provide certain non-GAAP measures, which present operating results on an adjusted basis. These non-GAAP measures are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include:
•adjusted EBITDA, which we define as net income (loss) before giving effect to financing charges, income taxes, non-cash depreciation, stock non-cash compensation, accrued incentive compensation, non-routine charges to other income or expense; and

•adjusted gross margins, which we define as our gross profit margins excluding the impact of inventory reserve charges (excess and obsolete, in-transit, and net realizable value adjustments) and inventory write-offs. Management believes this measure better reflects the underlying profitability of products sold during the period by excluding the impact of prior period inventory purchasing decisions.

We believe that our use of these non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess liquidity, cash flow performance of the operations, and the product margins of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items that do not have a current period impact. However, our presentation of these non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. Further, there are limitations on the use of these non-GAAP measures to compare our results to other companies within the industry because they are not necessarily standardized or comparable to similarly titled measures used by other companies. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.
Adjusted EBITDA and adjusted gross margins do not represent cash generated from operating activities in accordance with U.S. GAAP, are not necessarily indicative of cash available to fund cash needs and are not intended to and should not be considered as alternatives to cash flow, net income and gross profit margins, respectively, computed in accordance with U.S. GAAP as measures of liquidity or operating performance. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below for total adjusted EBITDA and adjusted gross margins, respectively.

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	Three months ended
(in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Net loss	$(140)	$(356)	$(268)
Interest income	(1)	(1)	—
Gain on partial lease termination	—	(2)	—
Foreign exchange loss	6	19	—
Depreciation	8	9	9
Stock-based compensation (1)	—	125	(4)
Adjusted EBITDA	$(127)	$(206)	$(263)

(1) No equity awards were granted to employees and consultants during the three months ended March 31, 2026. This represents a decrease compared to $125 thousand for the three months ended December 31, 2025 and a reversal of $4 thousand for the three months ended March 31, 2025.

	Three months Ended
(in thousands)	March 31, 2026		December 31, 2025		March 31, 2025
	($)	(%)	($)	(%)	($)	(%)
Net sales	$949		$975		$616
Actual gross profit	221	23.3%	184	18.9%	194	31.5%
Excess and obsolete, in-transit and net realizable value inventory reserve changes, net of scrap write-off for inventory reduction	73	7.7%	108	11.1%	14	2.3%
Adjusted gross margin	$294	31.0%	$292	29.9%	$208	33.8%

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877